UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

Builders FirstSource, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-51357	52-2084569
(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 880-3500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on May 25, 2016. The owners of 104,866,008 shares of the Company’s common stock, representing 95.23% of the voting power of all of the shares of common stock issued and outstanding on April 1, 2016, the record date for the meeting, were represented at the annual meeting. Each share of common stock was entitled to one vote at the annual meeting.

Our stockholders elected each of the following individuals as a director of the Company for a term of three years: Mr. Daniel Agroskin (95,458,260 votes in favor and 164,949 votes withheld), Mr. Kevin J. Kruse (94,940,556 votes in favor and 682,653 votes withheld), and Mr. Floyd F. Sherman (95,465,502 votes in favor and 157,707 votes withheld). There were 9,242,799 broker non-votes with regard to the election of directors.

Our stockholders approved an amendment of the Corporation’s 2014 Incentive Plan to increase the number of shares available by 3,500,000 and reapproved the material terms of performance goals for qualified performance-based awards with 85,408,578 votes in favor, 10,166,778 votes against, and 47,853 abstentions. There were 9,242,799 broker non-votes with regard to the amendment of the Corporation’s 2014 Incentive Plan.

Our stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016, with 104,026,917 votes in favor, 292,182 votes against, and 546,909 abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Donald F. McAleenan
Donald F. McAleenan Senior Vice President, General Counsel, and Secretary

Dated: June 1, 2016